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                                                                      Exhibit 21

                          SUBSIDIARIES OF BUFFETS, INC.

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
                                                                               Name Under Which
                                                                             Subsidiary Operates
    Subsidiary                          State of Incorporation                   Restaurants
    ----------                          ----------------------               -------------------
Distinctive Dining, Inc.                       Minnesota                  Original Roadhouse Grill
HomeTown Buffet, Inc.                          Delaware                   HomeTown, Granny's, Old Country
                                                                          Buffet
OCB Purchasing Co.                             Minnesota                  Not applicable
OCB Restaurant Co.                             Minnesota                  HomeTown, Old Country Buffet

Restaurant Innovations, Inc.                   Minnesota                  Not applicable
Tahoe Joe's, Inc.                              Delaware                   Tahoe Joe's Famous Steakhouse
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